PROMISSORY NOTE

SOUTHERN STAR CENTRAL CORP.

New York, New York

US$7,250,000

                     August 11, 2005

FOR VALUE RECEIVED, SOUTHERN STAR CENTRAL CORP., a Delaware corporation (the “Issuer”), hereby unconditionally, absolutely and irrevocably promises to pay to AIG HIGHSTAR CAPITAL, L.P., a Delaware limited partnership (“Highstar”), or any subsequent holder of this Promissory Note, the aggregate principal sum of Seven Million Two Hundred Fifty Thousand Dollars ($7,250,000) (the “Principal Amount”), in lawful money of the United States of America and in immediately available funds, on the Maturity Date (as defined herein).

As used in this Promissory Note, the following capitalized terms shall have the respective meanings specified for such terms:

“Business Day” shall mean a day of the year other than a Saturday, Sunday or other day on which banks are required or authorized to close in the State of New York.

“Default Interest Rate” shall mean, for any day, a rate per annum equal to the Prime Rate published in the Money Rates table of the Wall Street Journal for such day (or if such day is not a Business Day for the immediately preceding Business Day) plus two percent (2%).

“Dollars” shall mean the lawful currency of the United States of America.

“Equity Interests” shall mean corporate stock and all warrants, options or other rights to acquire corporate stock (but excluding any debt security that is convertible into, or exchangeable for, corporate stock).

“Indenture” shall mean the Indenture, dated as of August 8, 2003, between the Issuer and Deutsche Bank Trust Company Americas, as Trustee.

“Maturity Date” shall mean the earlier of May 1, 2006, or the date on which the Principal Amount, and any interest accrued thereon, shall have been repaid in full by the Issuer.

“Notice Address” shall mean (a) if to the Issuer, Southern Star Central Corp., P.O. Box 20010, 4700 Highway 56, Owensboro, Kentucky 42304-0010 Attention: Susanne W. Harris, Facsimile: 270-852-5011, and (b) if to Highstar, AIG Highstar Capital, L.P., 599 Lexington Avenue, 25th Floor, New York, New York 10022, Attention: Michael Walsh, Facsimile: (646) 735-0795.

“Permitted Debt” shall mean the indebtedness incurred by the Issuer under this Promissory Note, the indebtedness of the Issuer under the Indenture and any “Permitted Debt” incurred by the Issuer in accordance with the Indenture.

“Permitted Refinancing Indebtedness” shall have the meaning ascribed thereto in the Indenture.

“Permitted Refinancing Indebtedness Proceeds” shall mean any proceeds received by the Issuer pursuant to its incurrence of any Permitted Refinancing Indebtedness.

“Restricted Payment” shall have the meaning ascribed thereto in the Indenture.

“Restricted Payment Event” shall mean any date on which the Issuer shall declare or pay any dividend or make any other payment or distribution to the direct or indirect holders of its Equity Interests, including, without limitation, any Restricted Payment made by the Issuer in accordance with the Indenture.

The Principal Amount shall not bear interest during the period beginning on the date hereof and ending on the Maturity Date.

If the Principal Amount is not repaid in full by the Issuer on the Maturity Date, any outstanding amount of the Principal Amount after the Maturity Date shall bear interest at a rate per annum equal to the Default Interest Rate until such time as such outstanding Principal Amount, and any interest accrued thereon, shall have been repaid in full.  Any interest accrued hereunder shall be computed on the basis of a 365-day year and shall be payable monthly in arrears on the last day of each calendar month.

The Issuer shall have the option, upon at least three (3) Business Days’ prior notice to Highstar, to prepay all or part of the outstanding Principal Amount, and any interest accrued thereon, from time to time without premium or penalty.

The Issuer shall be required to prepay the outstanding Principal Amount, and any interest accrued thereon, immediately upon the receipt of any Permitted Refinancing Indebtedness Proceeds.

The Issuer shall provide Highstar with no less than ten (10) Business Days’ prior written notice of a Restricted Payment Event.  The Issuer shall be required to prepay the outstanding Principal Amount, and any interest accrued thereon, in full no less than five (5) Business Days prior to such Restricted Payment Event.

Any payments made under this Promissory Note shall be applied, first, to pay any accrued and unpaid interest and, second, to pay the outstanding Principal Amount.

Until such time as the Principal Amount, and any interest accrued thereon, shall have been repaid in full by the Issuer in accordance with the terms hereof, the Issuer shall not be permitted to incur any indebtedness other than Permitted Debt.  Notwithstanding anything set forth in the Indenture, any Permitted Debt incurred by the Issuer after the date hereof shall in all respects be subject and subordinate at all times to the Issuer’s outstanding obligations to Highstar hereunder.

All payments under this Promissory Note shall be made by the Issuer to Highstar without set-off or counterclaim and free and clear of and without deduction on account of taxes, levies, fees, deductions, withholdings, restrictions or conditions of any nature now or hereafter imposed or levied by any country or any political subdivision thereof unless the Issuer is required by law to make such deductions.  If any such obligation is imposed upon the Issuer with respect to any amount payable by it hereunder, it will pay to Highstar, on the date on which such amount becomes due and payable hereunder, such additional amount as shall be necessary to enable Highstar to receive the same net amount which it would have received on such due date had no such obligation been imposed upon the Issuer.

Upon the occurrence and continuance of any of the following events (each such event, an “Event of Default”):

(a) the Issuer shall (i) make an assignment for the benefit of creditors, (ii) be adjudicated bankrupt or insolvent, (iii) seek the appointment of, or be the subject of an order appointing, a trustee, liquidator or receiver as to all or part of its assets, (iv) commence, approve or consent to, any case or proceeding under any bankruptcy, reorganization or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within sixty (60) days following the commencement thereof or (v) shall be the subject of an order for relief in an involuntary case under federal bankruptcy law;

(b) there shall occur the sale, lease or other disposition, in a single transaction or a series of related transactions of all or substantially all of the assets of, or a majority of the outstanding equity interests in, the Borrower;

(c) the Issuer shall fail to make any payment under this Promissory Note when due; or

(d) the Issuer shall incur any Permitted Debt after the date hereof that is not subject and subordinate at all times to the Issuer’s outstanding obligations to Highstar hereunder;

THEN, or at any time thereafter, in the case of an Event of Default, the outstanding Principal Amount, and any interest accrued thereon, shall immediately be declared due and payable by Highstar, without presentment, demand, protest or notice of any kind.  No remedy herein conferred upon Highstar is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise.

The Issuer hereby expressly waives presentment, demand, protest or notice of any kind in connection with this Promissory Note.

All payments to be made by the Issuer hereunder shall be made by the Issuer to Highstar by no later than 11:00 AM EST at an account designated in advance by Highstar.  Whenever a payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, that if such extension would cause such payment to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

All notices and other communications required or permitted to be given hereunder shall be in writing and delivered to the intended recipient at its respective Notice Address.

The provisions of this Promissory Note may be amended, supplemented or modified only by an instrument in writing signed by duly authorized representatives of the Issuer and Highstar.  This Promissory Note shall be binding upon and inure to the benefit of the Issuer and Highstar and their respective successors and assigns, except that the Issuer shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Highstar which consent may be withheld by Highstar in its sole and absolute discretion.

The Issuer and any authorized agent of the Issuer may deem and treat Highstar as the absolute owner of this Promissory Note for all purposes and, prior to due presentment for registration of transfer, shall not be affected by any notice to the contrary.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

The Issuer hereby consents to the exclusive jurisdiction and venue of the state or federal courts located in the State of New York, and hereby waives any objection which it or they may now or hereafter have to the laying of venue of any suit or action arising out of this Promissory Note in such courts and further waives any claim that any such suit or action brought in any such court has been brought in an inconvenient forum.  In the event of a dispute hereunder, suit may be brought against the Issuer in such courts or in any jurisdiction where the Issuer or any of its assets may be located.  Service of process in connection with any dispute shall be binding on the Issuer if sent to the Issuer by registered mail at the Notice Address.

The Issuer hereby knowingly, voluntarily and intentionally waives (to the fullest extent permitted by applicable law) any right to a trial by jury of any dispute arising under or relating to this Promissory Note, and agrees that any such dispute shall, at Highstar’s option, be tried before a judge sitting without a jury.  In addition, the Issuer waives the right to interpose any defense based upon any statute of limitations or any claim of delay and any set-off or counterclaim of any nature or description.

This Promissory Note constitutes the entire agreement between the Issuer and Highstar with respect to the subject matter hereof.

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IN WITNESS WHEREOF, SOUTHERN STAR CENTRAL CORP. has caused this Promissory Note to be duly executed.

Date:  August 11, 2005

SOUTHERN STAR CENTRAL CORP., as Issuer
By:	/s/ Susanne W. Harris
Name: Susanne W. Harris Title: Chief Financial Officer